Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of December 16, 2019, is entered into by and between Dominion Energy, Inc., a Virginia corporation (the “Company”), and Gallagher Fiduciary Advisors, LLC, a Delaware limited liability company (the “Manager”), as the duly appointed and acting independent fiduciary and investment manager with respect to the Contributed Shares and Separate Account (each as defined below).

WHEREAS, the Company has agreed to contribute shares of the Company’s common stock, no par value, having market value of up to $500 million (the “Contributed Shares”), to the Pension Trust of Dominion Energy, Inc., which holds assets of certain of the Company’s defined benefit plans (the “Trust”), in one or more tranches (each, a “Contribution”);

WHEREAS, upon and following any Contribution, the Contributed Shares will be held in a separate account within the Trust (the “Separate Account”);

WHEREAS, the Company’s board of directors previously appointed the Dominion Asset Management Committee (the “Committee”) as a “named fiduciary” with respect to the Plans within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

WHEREAS, the Committee has appointed the Manager to act as an independent fiduciary and investment manager with respect to the management of the Contributed Shares; and

WHEREAS, the Company has agreed to grant certain registration rights with respect to the Contributed Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

1.    Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Exchange Act” means the Security Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and, in each case, any successor thereto, all as the same may be in effect from time to time.

“Contribution Agreement” means the Employer Stock Contribution and Independent Fiduciary Engagement Agreement, dated as of December 16, 2019, by and among Dominion Energy, Inc., the Committee and the Manager.

“Registrable Securities” means the Contributed Shares and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or other similar event; provided, however, that any such security shall cease to be a “Registrable Security” (i) to the extent that such security has been sold or transferred by the Trust, whether pursuant to an effective registration statement, in accordance with Rule 144 or otherwise; or (ii) to the extent that such security may be sold by the Trust to the public in accordance with Rule 144 without the satisfaction of any condition under such rule except for, and only upon the satisfaction of, the holding period requirement in paragraph (d) of such rule.

“Rule 144” means Rule 144 as promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, and, in each case, any successor thereto, all as the same may be in effect from time to time.

2. Registration Matters.

2.1 Registration Procedures and Expenses. The Company hereby agrees that, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, it shall:

(a) prepare and file with the SEC, as soon as reasonably practicable after a Contribution, but in no event more than one (1) business day after the Contribution, (i) a shelf registration statement on Form S-3 covering any Contributed Shares that constitute Registrable Securities, or (ii) to the extent that, at such time, the Company has an existing shelf registration statement on Form S-3 covering its common stock which may be used for the purposes contemplated herein, a prospectus supplement covering any Contributed Shares that constitute Registrable Securities (such new or existing registration statement or any successor registration statement filed under the Securities Act, the “Registration Statement”), to enable the Manager to sell the Registrable Securities from time to time in the manner contemplated by the plan of distribution set forth in the Registration Statement, as amended by any prospectus supplement or post-effective amendment thereto, and use its commercially reasonable efforts to cause the Registration Statement to become effective promptly after filing and to remain continuously effective for so long as any of the Contributed Shares qualify as Registrable Securities (such period, the “Registration Period”); provided, however, that the Company shall not be required to file the Registration Statement or cause such Registration Statement to be declared effective during the pendency of any suspension period pursuant to Sections 2.2(b) or (c) below;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus related thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act, or if no such filing is required, as included in the Registration Statement (the “Prospectus”), as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period; provided, however, that it shall not be required to file any such amendment or supplement during the pendency of any suspension period pursuant to Sections 2.2(b) or (c) below;

(c)furnish the Manager with such reasonable number of copies of the Prospectus in conformity with the requirements of the Securities Act, and such other documents as the Manager may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Trust;

(d) use its commercially reasonable efforts to file documents required of the Company for normal blue sky clearance in such states as the Manager shall reasonably designate in writing; provided, however, that the Company shall not be required to qualify to do business, consent to service of process or subject itself to taxation in any jurisdiction in which it is not now so qualified or has not so consented or become subjected;

(e) use its commercially reasonable efforts to cause any Contributed Shares to be listed on the New York Stock Exchange as soon as reasonably practicable after the date of the applicable Contribution; and

(f) bear all expenses incurred by it in connection with the actions contemplated by paragraphs (a) through (e) of this Section 2.1 and the registration of the Registrable Securities pursuant to the Registration Statement, it being understood that the Company shall bear the expense of all brokerage fees, commissions, agency fees, underwriter discounts and fees, transfer taxes and legal fees incurred by the Manager or the Trust relating to the contribution of the shares, and the Trust shall bear the expense of all brokerage fees, commissions, agency fees, underwriter discounts and fees, transfer taxes and legal fees incurred by the Manager or the Trust thereafter including expenses incurred upon the sale or other disposition of Registrable Securities.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2.1 that the Manager shall provide such reasonable assistance to the Company and furnish, or cause to be furnished, to the Company in writing such information regarding the Manager, the Trust, the Registrable Securities to be sold (including, in the case of any successor registration statement or prospectus supplement, the number of previously registered Registrable Securities actually sold pursuant to the Registration Statement), and the intended method or methods of disposition of the Registrable Securities, as shall be required to effect the registration of the Registrable Securities and as may be required from time to time under the Securities Act.

2.2 Transfer of Securities; Suspension.

(a) The Manager agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Securities that would constitute a sale within the meaning of the Securities Act except pursuant to (i) the Registration Statement, (ii) Rule 144 or any successor rule thereto or (iii) pursuant to an applicable exemption from registration under applicable federal and state securities laws and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Trust, Manager or the intended plan of distribution of the Registrable Securities to the extent required by applicable securities laws.

(b) In addition to any suspension rights under paragraph (c) below, the Company may, upon the occurrence of any event or the existence of any state of facts that, in the judgment of the Company’s legal counsel, renders advisable the suspension of the disposition of Registrable Securities covered by the Registration Statement or the use of the Prospectus due to pending corporate developments, public filings with the SEC or other similar events, suspend the disposition of Registrable Securities covered by the Registration Statement or use of the Prospectus for a period as short as reasonably practical in the circumstances and, in any event, not more than ninety (90) consecutive days on written notice (each such notice, a “Suspension Event Notice”) to the Manager (which Suspension Event Notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), in which case the Manager, upon receipt of such Suspension Event Notice, will discontinue (and cause the Trust to discontinue) from selling or otherwise disposing of Registrable Securities covered by the Registration Statement or using the Prospectus or any supplement thereto (any such suspension pursuant to this Section 2.2(b), an “Event Suspension”) until copies of a supplemented or amended Prospectus filed by the Company with the SEC are distributed to the Manager or until the Manager is advised in writing by the Company that the disposition of Registrable Securities covered by the Registration Statement or the use of the applicable Prospectus may be resumed; provided, however, that such right to suspend the disposition of Registrable

Securities covered by the Registration Statement or use of the Prospectus shall not be exercised by the Company for more than one hundred and twenty (120) days in any twelve-month period. Any Event Suspension and Suspension Event Notice described in this Section 2.2(b) shall be held in confidence and not disclosed by the Manager, except as required by law after reasonable prior notice to the Company. For the avoidance of doubt, the Company confirms that it has no intention to exercise its rights under this Section 2.2(b) to interfere in a commercially unreasonable manner with the ability of the Manager to dispose of Registrable Securities consistent with the investment guidelines applicable to the Separate Account of the Trust.

(c) In the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; or (iii) any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, during the Registration Period, then the Company shall deliver a certificate in writing to the Manager (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), in which case the Manager, upon receipt of such Suspension Notice, will refrain (and cause the Trust to refrain) from selling or otherwise disposing of Registrable Securities covered by the Registration Statement or using the Prospectus or any supplement thereto (any such suspension pursuant to this Section 2.2(c), a “Suspension”) until copies of a supplemented or amended Prospectus filed by the Company with the SEC are distributed to the Manager or until the Manager is advised in writing by the Company that the disposition of Registrable Securities covered by the Registration Statement or the use of the applicable Prospectus may be resumed. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably possible after delivery of a Suspension Notice to the Manager. Any Suspension and Suspension Notice described in this Section 2.2(c) shall be held in confidence and not disclosed by the Manager, except as required by law after reasonable prior notice to the Company.

(d) In order to enforce the provisions set forth in Sections 2.2(b) and (c) above, the Company may impose stop transfer instructions with respect to the sale of Registrable Securities by the Trust until the end of the applicable suspension period.

(e) If so directed by the Company, the Manager shall deliver to the Company all physical copies of the Prospectus and any supplements thereto in its possession at the time of receipt by the Manager of any Suspension Event Notice or Suspension Notice.

(f) The Manager may sell the Registrable Securities under the Registration Statement provided that neither an Event Suspension nor a Suspension is then in effect, the Manager sells in accordance with the plan of distribution in the Prospectus, and the Manager arranges for delivery of a current Prospectus (as supplemented) to any transferee receiving such Registrable Securities in compliance with the Prospectus delivery requirements of the Securities Act.

2.3 Indemnification. For the purpose of this Section 2.3, the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement, or amendment included in or relating to the Registration Statement referred to in Section 2.1.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Manager (including, for purposes of this Section 2.3, the officers, directors, employees, and agents of the Manager) and each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or expenses, joint or several (each, a “Loss” and, collectively, “Losses”), to which the Manager or such controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed), only to the extent such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Company to comply with the covenants and agreements contained in this Agreement, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Manager and each such controlling person for any reasonable legal fees and other reasonable out-of-pocket expenses as such expenses are incurred by the Manager or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Manager, (ii) any untrue statement or omission or alleged untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Manager before the pertinent sale or sales by the Manager, or (iii) any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus, or any amendment or supplement thereto, when used or distributed by the Manager during a period in which the disposition of Registrable Securities is properly suspended under Section 2.2(b) or a Suspension is properly in effect under Section 2.2(c).

(b) Indemnification Procedure.

(i) Promptly after receipt by an indemnified party under this Section 2.3 of written notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.3, promptly notify the indemnifying party in writing of the claim; provided, however, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under the indemnity agreement contained in this Section 2.3, to the extent it is not prejudiced as a result of such failure.

(ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party or other indemnified parties that are different from such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 2.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(A) The indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by such indemnifying party representing all of the indemnified parties who are parties to such action, unless such additional counsel shall be required by applicable legal ethics rules); or

(B) The indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action.

(c) Surviving Obligations. The obligations of the Company and the Manager under this Section 2.3 shall survive the completion of the disposition of the Registrable Securities under this Section 2.

2.4 Rule 144 Information. For such period as the Trust holds any Contributed Shares that are Registrable Securities, the Company shall use its commercially reasonable efforts to file all reports required to be filed by the Company under the Securities Act, the Exchange Act, and the rules and regulations thereunder and shall use its commercially reasonable efforts to take such further action to the extent required to enable the Trust to sell the Registrable Securities pursuant to Rule 144.

2.5 Rights of the Trust. All of the rights and benefits conferred on the Manager pursuant to this Agreement (other than the right to indemnification provided in Section 2.3) are intended to inure to the benefit of the Trust.

3.    Miscellaneous.

3.1 Notice. Except as otherwise provided herein, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing and shall be sent to the Company or the Manager, as applicable, at the physical addresses set forth below (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt).

If to the Company:

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attn:	James R. Chapman
Executive Vice President, Chief Financial Officer and Treasurer

With a copy to:

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attn:	Meredith Sanderlin Thrower
Senior Assistant General Counsel
Email: Meredith.S.Thrower@dominionenergy.com

If to the Manager:

Gallagher Fiduciary Advisors, LLC

1667 K Street, NW, Suite 1270
Washington, D.C., 20006
Attention: Michael W. Johnson
Email: Michael_W_Johnson@ajg.com

With a copy to:

Gallagher Fiduciary Advisors, LLC

24 Commerce Street, Suite 1827
Newark, N.J. 07102
Attention: Darin R. Hoffner
Email: Darin_Hoffner@ajg.com

3.2 Governing Law. This Agreement shall be governed by the laws of the District of Columbia (without giving effect to its provisions on the conflict of laws) only to the extent not preempted by ERISA or other federal law.

3.3 Entire Agreement; Modification; Waivers. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiation, commitments and writings with respect to the matters discussed herein. This Agreement may not be altered, modified or amended except by a written instrument signed by all parties. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

3.4 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

3.5 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

3.6 Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed an original and all of which shall, when taken together, constitute a single binding instrument.

3.7 Electronic Signatures. Signatures transmitted by electronic delivery shall, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and be binding upon such party.

3.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Manager, the indemnitees referenced in Section 2.3 and their respective successors and permitted assigns. None of the rights or obligations under this Agreement shall be assigned by the Manager without the prior written consent of the Company in its sole discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement as of the date first above written.

DOMINION ENERGY, INC.

By:	/s/ William J. McHugh
Name:	William J. McHugh
Title:	Assistant Treasurer

GALLAGHER FIDUCIARY ADVISORS, LLC, as Independent Fiduciary and Investment Manager of a Segregated Account in, and on behalf of, the Pension Trust of Dominion Energy, Inc.

By:	/s/ Michael W. Johnson
Name:	Michael W. Johnson
Title:	President

Signature Page to Registration Rights Agreement